UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bryn Mawr Bank Corporation

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BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 22, 2009

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Bryn Mawr Bank Corporation (the Corporation) will be held at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA on Wednesday, April 22, 2009, at 9:00 A.M., for the following purposes:

1. To elect three Class III directors to serve a four-year term.

2. To consider a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2009.

3. To consider and vote upon the proposal to amend the Corporation’s articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock.

4. Such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxies are authorized to act upon such other matters as may properly come before the meeting. See the accompanying Proxy Statement for details about these proposals. Only shareholders of record at the close of business on March 5, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. Shareholders may vote in person or by proxy.

Our proxy statement and a form of proxy are included with this Notice.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI
Secretary

Bryn Mawr, PA

March 18, 2009

IMPORTANT NOTICE

To assure your representation at the Annual Meeting, please complete, date, sign, and promptly mail the enclosed proxy card in the return envelope. No postage is necessary if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time prior to its use for any purpose. Any shareholder who is present at the meeting may withdraw their proxy prior to its use for any purpose and vote in person.

PROXY STATEMENT

PROXY STATEMENT

BRYN MAWR BANK CORPORATION

801 Lancaster Avenue

Bryn Mawr, PA 19010

INFORMATION REGARDING THE ANNUAL MEETING

Matters to be Considered at the Annual Meeting of Shareholders

This Proxy Statement is being furnished to shareholders of Bryn Mawr Bank Corporation (called we, us, our or the Corporation) in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Corporation’s Annual Meeting of Shareholders to be held on Wednesday, April 22, 2009, at 9:00 A.M. at St. Davids Golf Club, 845 Radnor Street Road, Wayne, PA, or any adjournment or postponement of the meeting (the Annual Meeting). At the Annual Meeting, the shareholders will consider and vote upon the election of three Class III directors to serve a four-year term, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2009, and the amendment of the Corporation’s articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock.

The proxies are authorized to transact such other business as may properly come before the Annual Meeting. This proxy statement and the proxy are being mailed to shareholders on or about March 18, 2009.

Important Notice Regarding the Availability of Proxy Materials

for the shareholder Meeting to be Held on April 22, 2009

This proxy statement and the Corporation’s annual report to security holders are available at www.bmtc.com.

Record Date, Voting and Voting Procedures

Our Board has fixed the close of business on March 5, 2009, as the date for determining holders of record of our common stock, entitled to notice of, and to vote at, the Annual Meeting. Each shareholder is entitled to one vote per share on the matters to be considered at the Annual Meeting.

The holders of a majority of the outstanding shares of our common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of March 5, 2009, there were 8,610,296 shares of our common stock outstanding.

Shares represented by properly executed proxies will be voted in accordance with the directions indicated in the proxies, unless those proxies have previously been revoked. If a properly executed proxy does not give any voting directions, then that proxy will be voted in favor of the adoption of the proposals recommended by the Board, and in the discretion of the proxy agents on any other matters which may properly come before the Annual Meeting. A shareholder may revoke a proxy at any time prior to its use for any purpose by giving written notice of revocation to Robert J. Ricciardi, our Secretary, at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. A shareholder may also appear in person at the Annual Meeting and ask to withdraw the proxy prior to its use for any purpose and can vote in person. A later dated proxy revokes an earlier dated proxy.

We do not know at this time of any business, other than that stated in this proxy statement, which will be presented for consideration at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, then the proxy agents will vote in accordance with their best judgment.

The shares for which shareholders abstain on one or more matters will be counted as present at the meeting for purposes of determining a quorum if the shareholder is physically present or if the shareholder has executed a valid proxy for the shares. Shares not voted by brokers on one or more matters will be counted as present at the meeting for purposes of determining a quorum so long as the shares are voted by the broker on at least one matter.

For purposes of the Annual Meeting, if a quorum is present, the Corporation’s articles provide that each director shall be elected by a majority of the votes cast in person or by proxy for that position. Cumulative voting is not permitted. Abstentions and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director’s election.

The affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote is required for the approval of amendments to our articles of incorporation and bylaws. If a shareholder abstains from voting on this type of proposal, the abstentions are not votes for approval of the proposal, so they will have the same effect as votes cast against the proposal. Shares not voted by brokers on this type of proposal do not reduce the number of affirmative votes required to approve that proposal and, because they are not votes for approval of the proposal, they will have the same effect as votes cast against the proposal.

The Corporation’s bylaws require the affirmative vote of a majority of the shares having voting powers and present in person or represented by proxy (or an apparent majority in case of a voice vote) to approve any proposals other than director election or amendment of the Corporation’s bylaws or articles of incorporation. If a shareholder abstains from voting on this type of proposal, the shares are considered present at the meeting for purposes of determining the number of votes required to approve the proposal. However, abstentions are not votes for approval of the proposal, so they will have the same effect as votes cast against the proposal. Shares not voted by brokers on this type of proposal are considered not present at the meeting for purposes of approving that proposal. Consequently, they reduce the number of affirmative votes required to approve that proposal by reducing the total number of shares present or represented (from which a majority is calculated for these types of proposals).

Other Matters

We will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and e-mail, by our directors, officers and employees and those of our wholly-owned subsidiary The Bryn Mawr Trust Company (the Bank), and third parties. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our common stock held of record by such persons, and we will reimburse them for their expenses in doing so.

PROPOSAL 1 - ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of three directors to our Board. The following directors have been nominated by our Board for election as directors to serve as follows:

Class III—Term to Expire in 2013:

(1) Wendell F. Holland

(2) David E. Lees

(3) Frederick C. Peters II

The persons named as proxies in the accompanying form of proxy have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by proxies for the election of the nominees named in this Proxy Statement. The proxies cannot be voted for a greater number of persons than the number of nominees named above. If one or more of the nominees should, at the time of the Annual Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect any remaining nominee. The Board knows of no reason why the nominees will be unavailable or unable to serve as directors. We expect all nominees to be willing and able to serve as directors.

For each director position to be elected, a majority of the votes cast in person or by proxy for that position is required to elect a nominee. Proxies solicited by the Board will be voted for the nominees listed above, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR DIRECTORS

The following table sets forth certain information for each of our directors. Except as indicated below, each of the persons named below has been employed in their present principal occupation for the past five years.

Name, Principal Occupation and Business Experience For Past Five Years	Age	Director Since
NOMINEES FOR DIRECTOR – Class III

If elected, the terms of the following directors will expire in 2013:

1. Wendell F. Holland	57	1997
Partner, Saul Ewing LLP; Chairman, Pennsylvania Public Utility Commission until 2008 and previously Commissioner from September, 2003.
2. Frederick C. Peters II	59	2001
Chairman of the Corporation and the Bank since August, 2002; President and Chief Executive Officer of the Corporation and the Bank since January, 2001.
3. David E. Lees	47	2005

Senior Partner, myCIO Wealth Partners, LLC since July, 2005; Partner and National Director of Ernst & Young’s Wealth Advisory Service Practice from December, 1996 to June 30, 2005; Partner, Renaissance Equity Fund since August, 2005; Adjunct Professor of Finance & Portfolio Management in Villanova University’s Commerce & Finance Department from January, 2000 to May, 2005.

CONTINUING DIRECTORS – Class I

The terms of the following directors expire in 2011:

1. Thomas L. Bennett	61	2007

Private investor since March 1, 2004; Investment Management, Morgan Stanley Investment Management from January 1, 2000 until February 28, 2004; Director and Trustee of the Delaware Investment Family of Funds since May, 2005.

2. Scott M. Jenkins	54	2006
President, S. M. Jenkins & Co., a financial and management consulting firm.

CONTINUING DIRECTORS – Class II

The terms of the following directors expire in 2012:

1. B. Loyall Taylor, Jr.	62	1986
President, Taylor Gifts, Inc., mail order catalog sales.
2. Andrea F. Gilbert	55	2004
President, Bryn Mawr Hospital.

CONTINUING DIRECTORS – Class IV

The term of the following directors expire in 2010:

1. Francis J. Leto	49	2002

Executive Vice President of the Bank, and acting head of the Bank’s Wealth Management Division, since January 20, 2009; General Counsel, Lifestyle Development, LP, October 2007 to January 2009; Of Counsel, Brett Senior & Associates April 2006 to January 2009; partner in the law firm of Celli and Leto, LLP from January 1995 to March 2006; President, Brandywine Abstract Company, L.P. from May 1988 to January 2009.

2. Britton H. Murdoch	51	2006
CEO, BMW of the Main Line since July 2006; Managing Director of Strattech Partners, LLC, a business consulting and venture capital firm since January 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of shares of our common stock as of March 5, 2009, for each of our directors, director nominees, certain executive officers and the persons known to us who may be beneficial owners of more than 5% of our common stock. The table also shows the total number of shares owned by the directors, director nominees and executive officers as a group.

Name	Common Stock(1)		Exercisable Stock Options		Percent of Outstanding Stock(2)

Current Directors and Nominees
Thomas L. Bennett	1,653		700		*
Andrea F. Gilbert	6,560		9,950		*
Wendell F. Holland	4,858		7,700		*
Scott M. Jenkins	3,500		2,450		*
David E. Lees	5,359		6,825		*
Francis J. Leto(3)	7,425		15,700		*
Britton H. Murdoch	6,431		1,867		*
Frederick C. Peters II	37,784	(4)	155,600		2.21%
B. Loyall Taylor, Jr.	12,919	(5)	19,700		*
Named Executive Officers
J. Duncan Smith	5,385	(6)	28,800		*
Alison E. Gers	2,478	(7)	63,800		*
Joseph G. Keefer	5,830	(8)	60,800		*
Matthew G. Waschull	3,310	(9)	4,467		*
All Current Directors and Executive Officers as a Group (14 persons)	124,922	(10)	442,159	(11)	6.26%

5% Owners
George W. Connell 121 Cheswold Lane Haverford, PA 19041	1,668,910		0		19.38%
Estate of Thomas J. Carroll Patrickswell Post Office Box 488 Middleburg, VA 22117	759,299		0		8.82%

* Less than one percent.

(1) Certain

of our directors have elected to defer their fees and stock awards through our Deferred Payment Plans for Directors. Among other options, under these plans, a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. Deferred fees which would otherwise be paid in the form of shares of our common stock are automatically converted to phantom stock units under the plans for at least one year. A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the right to receive an actual share of stock or to vote the phantom stock unit. As of December 31, 2008, a total of 69,156 shares of phantom stock were outstanding to our directors. Additionally, Mr. Peters holds 186 shares of phantom stock under our Deferred Bonus Plan for Executives. For additional information, see footnote 6 to the Director Compensation chart at page 13, the section entitled “DIRECTOR COMPENSATION—Directors’ Deferred Payment Plans” at page 15, and “NONQUALIFIED DEFERRED COMPENSATION—Deferred Bonus Plan for Executives” at page 31.

(2) Stock

ownership information includes shares that the individual has the right to acquire within sixty days of March 5, 2009. Each executive officer holds sole investment power over shares held for such executive officer in our 401(k) Plan. Unless otherwise indicated, each person has sole voting and investment power over the shares listed. There are no pledged shares.

(3) As	of January 20, 2009, Mr. Leto became the Executive Vice President of the Bank’s Wealth Management Division.
(4) Includes	3,034 shares held for Mr. Peters in the 401(k) Plan, determined as of February 26, 2009.
(5) Includes

6,476 shares held in trust for his children over which Mr. Taylor has sole voting and investment power, and 2,087 shares held in a trust over which Mr. Taylor as co-trustee has joint voting and investment power.

(6) Includes	280 shares held for Mr. Smith in the 401(k) Plan, determined as of February 26, 2009.
(7) All	shares are held for Ms. Gers in the 401(k) Plan, determined as of February 26, 2009.
(8) All	shares are held for Mr. Keefer in the 401(k) Plan, determined as of February 26, 2009.
(9) Includes	1,310 shares held for Mr. Waschull in the 401(k) Plan, determined as of February 26, 2009.
(10) Includes,

in addition to those shares held by the directors and named executive officers, all shares held by Mr. Robert Ricciardi, Executive Vice President of the Bank and Secretary of the Corporation, which shares are held in the 401(k) Plan, determined as of February 26, 2009.

(11) Includes,	in addition to the exercisable stock options held by the directors and named executive officers, all exercisable stock options held by Mr. Ricciardi.

CORPORATE GOVERNANCE

Introduction

Some or all of our directors also serve as directors of our subsidiaries, including the Bank, and serve on the same committees of each organization. Five of our directors also serve on the Bank’s Wealth Management Committee.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (Code of Ethics). The Code of Ethics is available on our website at www.bmtc.com on the Investor Relations – Governance Documents page under the Code of Conduct and Ethics heading. Printed copies are available to any shareholder upon request. The Code of Ethics meets the requirements for a code of ethics for our principal executive officer, principal financial officer or persons performing similar functions under Item 406 of Regulation S-K of the Securities and Exchange Commission (SEC).

Under our Code of Ethics, the Board is responsible for resolving any conflict of interest involving the directors, executive officers and senior financial officers. The president and the corporate secretary are responsible for resolving any conflict of interest involving any other officer or employee.

Director Independence

The Board has determined that all of its members during 2008 were independent and met the independence requirements of Nasdaq Global Market, except for Frederick C. Peters II. While the Board had determined that Francis J. Leto was independent during 2008, effective January 20, 2009, he became an Executive Vice President of the Bank and the acting head of the Wealth Management Division and as a result is no longer independent. In determining the independence of its directors other than Mr. Peters during 2008, the Board of Directors considered routine banking transactions between the Bank or its affiliates and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, wealth management and fiduciary accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions the Corporation made to non-profit organizations with whom any of the directors are associated, and any transactions described below in the section of this Proxy under the heading, Transactions with Related Persons. In each case, the Board of Directors determined that none of the transactions, relationships or arrangements impaired the independence of the director.

Lead Director

Our Board created the position of Lead Director. Francis J. Leto was appointed as the Board’s Lead Director, to serve a one-year term expiring at our 2009 Annual Meeting. The Lead Director presides at Board meetings when the chairman is not present, including executive sessions of the independent directors, and acts as the liaison between the Board and the chief executive officer. The Lead Director oversees corporate governance procedures and committee charters and has the authority to call meetings of the independent directors. He also coordinates the evaluation of the effectiveness of the Board and their committees and consults with the Board and the chief executive officer regarding those evaluations. Mr. Leto was our Lead Director until January 20, 2009 when he became Executive Vice President and acting head of the Bank’s Wealth Management Division. At the Board of Directors meeting on January 22, 2009, Britton H. Murdoch was appointed Lead Director.

Communications with Directors

Our Board of Directors provides a process for security holders to send communications to the Board. Shareholders may communicate directly with any member or committee of our Board by mailing the written communications, first class mail, postage prepaid, to Bryn Mawr Bank Corporation, Board of Directors, P.O. Box 351, Bryn Mawr, PA, 19010-3396.

Policy for Attendance at Annual Meeting

We have adopted a policy requiring all of our directors to attend our annual meeting. All of our directors attended the annual meeting held on April 23, 2008.

Executive Sessions of Independent Directors

The independent members of our Board will continue their practice of holding scheduled executive sessions on a regular basis but, in any event, not less than twice a year. During 2008, four executive sessions were held.

Nominations for Directors

The Nominating and Corporate Governance Committee considers candidates for nominees for director from various sources including other directors, our clients and other relevant constituencies, and may also engage, if it deems appropriate, a professional search firm. For incumbent directors whose terms of office are set to expire, it reviews the directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and their respective contributions towards advancing our interests and enhancing shareholder value. For a new director candidate, the committee reviews the candidate’s biographical information and qualifications and may check the candidate’s references, if applicable. The committee may obtain any additional information which it deems necessary. A qualified nominee is interviewed by all members of the committee, if practicable. Serious candidates may meet with all members of the Board. Using the input from the interviews and information obtained, the committee evaluates whether a prospective candidate is qualified to serve as a director and whether it should recommend to the Board that the Board nominate (or select to fill a vacancy) the prospective candidate.

The Nominating and Corporate Governance Committee will use a similar process to evaluate nominees recommended by shareholders, provided that the shareholder complies with the procedures set forth below. The committee will consider written proposals from shareholders for nominees for director. Any nomination should be addressed to the Chairman, Nominating and Corporate Governance Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010 and must include the following information: (a) the name and address, as they appear on our books, of the shareholder nominating a candidate; (b) the number of our shares which are beneficially owned by the shareholder (and if the shares are held in street name, the name of the brokerage firm holding the shares); (c) the name, age, business address and residence address of each proposed nominee; (d) the principal occupation or employment of the proposed nominee; (e) the number of shares of our stock beneficially owned by the proposed nominee, if any; (f) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination, and (g) any other information required to be disclosed in solicitation of proxies for election of directors or other information required pursuant to Regulation

14A under the Securities Exchange Act of 1934, as amended (which we call the Exchange Act), relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

All shareholder nominations must be received not less than 120 days before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting.

In evaluating candidates for nominees for director, the committee considers:

• our need for particular talents and experience;

• that at least a majority of the directors be independent under the Nasdaq Global Market rules, and

• the requirement that our Audit Committee meet the financial literacy requirements under the Nasdaq Global Market rules and that at least one of them qualifies as an Audit Committee financial expert under the rules of the SEC.

In addition, members of the Board should also:

• be of the highest ethical character;

• share our values;

• have reputations, both personal and professional, consistent with our image and our reputation;

• be active or former leaders of organizations;

• possess knowledge in the fields of financial services and wealth management;

• have an understanding of the Bank’s marketplace;

• have relevant expertise and experience which will be useful in offering advice and guidance to the chief executive officer;

• be independent of any particular constituency, and

• be able to represent all of our shareholders.

Nominees for director must also be willing to commit the necessary time to devote to board activities and to enhance their knowledge of the financial services industry and be willing to assume broad fiduciary responsibility. Nominees for director should also have a commitment to enhancing shareholder value, including assisting in business development activities where appropriate. In considering nominees for director, the committee also considers our desire to be a diverse body with diversity reflecting gender, ethnic background and professional experience. A nominee for director must also be or become a shareholder upon joining the Board. Application of the above criteria may vary according to the particular areas of expertise desired to complement the existing composition of the Board.

OUR BOARD OF DIRECTORS

Our By-Laws provide that our business will be managed by a Board of Directors of not less than eight and not more than thirteen directors, as fixed from time to time by the Board of Directors. Our Board, as provided in the By-Laws, is divided into four classes of directors, with each class being as nearly equal in number as possible. The Board has fixed the number of directors at nine. Currently, there are nine directors with two members in Class I, two members in Class II, three members in Class III, and two members in Class IV. If all of the nominees for director are elected at the Annual Meeting, there will be nine directors. The Corporation and the Bank have the same Board members.

Under our By-Laws, persons selected by the Board to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting of shareholders. If a director is selected by the Board on or after the record date for an annual meeting, then the new director serves as a director until the subsequent annual meeting of shareholders. The directors in each class serve terms of four years each, unless selected to fill a vacancy, and until their successors are elected and take office.

In 2008, our Board of Directors met five times. Each director attended at least 75% of the aggregate of the total number of Board meetings held during 2008 when he or she was a director and the total number of meetings that were held by each committee when he or she served on those committees.

Information About Committees of our Board of Directors

Our Board has five standing committees. They are the Executive, Nominating and Corporate Governance, Risk Management, Audit and Compensation Committees. The Corporation and the Bank have the same committees with the same members for each committee, except that the Bank also has a Wealth Management Committee.

The following shows the Board committee members for the Corporation and the Bank as of the printing of this Proxy Statement, including recent committee changes with respect to certain Board members.

Thomas L. Bennett Current member of the following committees: Risk Management Committee Nominating and Corporate Governance Committee Wealth Management Committee

Andrea F. Gilbert Current Member of the following committees: Nominating and Corporate Governance Committee Risk Management Committee Compensation Committee (committee chairperson)

Wendell F. Holland Current Member of the following committees: Nominating and Corporate Governance Committee Risk Management Committee (committee chairperson)

Scott M. Jenkins Current member of the following committees: Executive Committee Audit Committee (committee chairperson, financial expert) Nominating and Corporate Governance Committee

David E. Lees Current member of the following committees: Executive Committee Compensation Committee Wealth Management Committee (committee chairperson)

Francis J. Leto

Current member of the following committee:

Risk Management Committee*

Former member, during fiscal year 2008 and through January 20, 2009, of the following Committees:

Executive Committee (former committee chairperson)

Compensation Committee

Audit Committee

Nominating and Corporate Governance Committee (former committee chairperson)

Britton H. Murdoch

Current member of the following committees:

Executive Committee (committee chairperson)*

Audit Committee (financial expert)

Wealth Management Committee

Former member, during fiscal year 2008 and through January 20, 2009, of the following Committee:

Risk Management Committee

Frederick C. Peters II (Chairman of the Board) Current member of the following committees: Executive Committee Risk Management Committee Wealth Management Committee

B. Loyall Taylor Jr. Current member of the following committees: Executive Committee Compensation Committee Audit Committee Nominating and Corporate Governance Committee (committee chairperson)*

* Denotes member who joined committee as of January 20, 2009, but was not a member of the committee during 2008.

The Executive Committee meets to discuss and act upon matters which require action prior to the next meeting of our Board. The Executive Committee exercises the authority and powers of the Board at intervals between meetings of the full Board as permitted by law. During 2008, the committee held 8 meetings. The Bank’s Executive Committee also meets to ratify certain of the Bank’s loans to customers.

The Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. The committee also assists the Board in interpreting and applying corporate governance guidelines, reviews and assesses the adequacy of our corporate governance guidelines, our personal codes of conduct and related internal policies and guidelines and recommends any proposed changes to the Board for approval. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations – Governance Documents page under the heading BMBC Nominating and Corporate Governance Committee Charter. Each member of the committee is independent as defined by Nasdaq Global Market rules. During 2008, the committee held 3 meetings.

The Risk Management Committee meets to review and manage the material business risks which confront us. The Risk Management Committee establishes and monitors policies and procedures designed to lead to an understanding of, and to identify, control, monitor and measure, our material business risks. Those risks include loan quality and concentration, interest rate and market risk, as well as liquidity risk. During 2008, the committee held 8 meetings.

The Audit Committee meets at least quarterly. It has general oversight responsibilities regarding our financial reporting process and internal controls. The committee has a charter that is attached to this Proxy Statement as Appendix A. The committee selects and evaluates the qualifications and performance of the independent registered public accounting firm. The committee meets with the internal auditor to review audit programs and the results of audits of specific areas, as well as other regulatory compliance issues. In addition, the committee meets with the independent registered public accountant to review the results of the annual audit and other related matters. Each member of the committee is independent and financially literate as those terms are defined by the Nasdaq Global Market. Our Board has determined that Scott M. Jenkins and Britton H. Murdoch are financial experts as defined by the regulations of the SEC. The committee held 5 meetings in 2008.

The Compensation Committee meets to discuss compensation matters. Each member of the committee is independent as defined by the Nasdaq Global Market. During 2008, the committee held 5 meetings. The committee has a charter which is available on our website at www.bmtc.com on the Investor Relations – Governance Documents page under the heading Compensation Committee Charter.

Our Compensation Committee is responsible for recommending to the full Board our compensation policies and for administering those policies. They determine the salary and the incentive programs for our executive officers. It is responsible for setting and administering the policies for our equity incentive programs.

Among other responsibilities discussed in the charter, the committee has the responsibility to:

•

annually review and approve corporate goals and objectives for the compensation of the chief executive officer; evaluate the chief executive officer’s performance; and determine and approve the compensation and benefits to be paid to the chief executive officer;

•

annually review and discuss with the chief executive officer the performance of all other executive officers; evaluate their performance; and determine and approve the compensation and benefits to be paid to those other executive officers;

•	review and recommend to the full Board the compensation and benefits for non-employee directors;

•	administer equity incentive award programs and determine the awards to be distributed under those plans, and

•	review and provide, if appropriate, recommendations to the full Board regarding compensation and benefit policies, plans and programs.

In preparation for its compensation decisions at the beginning of each year, the committee assesses the individual performance of each executive officer for the prior year. The committee meets in executive session to conduct a performance review of the chief executive officer based upon established objectives, his contribution to the Corporation’s performance and his leadership skills. It receives a performance evaluation of the other executive officers from the chief executive officer.

In the beginning of each year, the Compensation Committee considers salary decisions for executive officers for the coming year and bonus awards for executive officers for the prior year. In August, or at other times during the year, it may also consider distribution of equity compensation awards. As part of this process, the chief executive officer provides recommendations for salary, bonus awards and, where applicable, equity compensation for the other executive officers. When determining compensation, the committee bases each compensation decision on the factors described under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Analysis of Executive Compensation Actions for 2008—General Factors” at page 19 and any other information that the committee deems relevant. The committee also sets performance goals for executive officers for the coming year. It considers recommendations by the chief executive officer of goals for the other executive officers. Goals may include financial objectives, such as goals for net income, earnings per share, wealth revenue, average deposits, average loans, as well as non-financial objectives such as the opening of new branches.

The Compensation Committee normally will not grant equity plan awards except during a period when trading is open (not blacked-out) in the Corporation’s common stock by our executive officers and directors under our Securities Trading Policy or the equity award schedule noted above. Under our current policies, that period begins on the fourth business day after quarterly earnings are released and ends thirty calendar days later. Only the committee, not management, determines the timing of equity plan awards.

The Compensation Committee has the authority to hire third party consultants for compensation matters and the authority to review and approve any third party consultants recommended or hired by management. In 2007 and 2008, the committee worked with two different compensation consultants. The first was Robert B. Jones of Innovative Compensation and Benefits Concepts, LLC (called Mr. Jones), who made a comparative study of the marketplace and peer institution practices. He gave the Compensation Committee recommendations which ultimately resulted in the decision to freeze the pension plan as well as other benefit plan amendments in February 2008, along with the related transition issues with regard to such changes. Mr. Jones was also engaged at the end of 2007 by the Bank’s Wealth Management Division to review its incentive compensation plan for 2008. He was retained by the committee after a determination that he was independent. Proposals for this work were obtained from Innovative Compensation and Benefits Concepts, LLC, Bryn Mawr, PA, AON Consulting, Radnor, PA, and Smart & Associates Business Advisors, Devon, PA (called the Smart firm). In 2008, our Finance Division engaged Mr. Jones to conduct certain actuarial work. In June 2008, the Smart firm was hired to prepare an executive compensation analysis covering the top ten executive positions in our company, and a director compensation comparative study. The study was limited to assessing whether the compensation of these officers was “competitive.” The committee did not use this study in setting compensation for its executive officers in 2008, but will consider the results of this study along with other factors in making compensation decisions for periods after 2008. Proposals to do this work were obtained from Mr. Jones, AON Consulting, Radnor, PA, the Smart firm and Pearl, Meyer & Partners, Southborough, MA. Mr. James Smart, a former director of the Corporation and Bank, is no longer a principal of the Smart firm. The Smart firm was retained by the committee after a determination was made that it was independent.

The Bank’s Wealth Management Committee meets at least quarterly and has general supervision over the Bank’s Wealth Management Division and its investments. The committee held six meetings during 2008.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2008.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas L. Bennett	$26,514.80	$12,485.20	$4,800.00		$0	$0	$0	$43,800.00
Andrea F. Gilbert	26,014.80	12,485.20	4,800.00		0	0	0	43,300.00
Wendell F. Holland(4)	26,014.80	12,485.20	4,800.00		0	0	0	43,300.00
Scott M. Jenkins(5)(6)	31,514.80	12,485.20	9,956.00		0	0	0	53,956.00
David E. Lees(5)(6)	28,514.80	12,485.20	4,800.00		0	0	0	45,800.00
Francis J. Leto	48,514.80	12,485.20	5,491.00	(7)	0	0	0	66,491.00
Britton H. Murdoch	26,014.80	12,485.20	8,520.00		0	0	0	47,020.00
B. Loyall Taylor, Jr.(5)(6)	24,514.80	12,485.20	4,800.00		0	0	0	41,800.00

(1)

Frederick C. Peters II is the Corporation’s Chairman and Chief Executive Officer and is not included in this table as he is an employee of the Corporation and the Bank and thus receives no compensation for his service as a director.

(2)

The dollar amount represents 637 shares of common stock at the market price of $19.60 on April 28, 2008 for all of the directors for their annual retainer. We do not issue fractional shares. We paid the difference between the directors’ $12,500 annual retainer and the value of the awarded stock to the directors in cash.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R. As of December 31, 2008, our directors had options for the following respective numbers of shares, of which options for the following respective numbers of shares were unvested:

Director	No. Shs	Unvested
Mr. Bennett	7,000	6,300
Ms. Gilbert	16,250	6,300
Mr. Holland	16,000	6,300
Mr. Jenkins	9,625	7,175
Mr. Lees	13,125	6,300
Mr. Leto	23,764	8,064
Mr. Murdoch	8,750	6,883
Mr. Taylor	28,000	6,300

(4)	For the first and second quarters of 2008, Mr. Holland donated his fees to various charitable organizations and his stock award to the Zion Baptist Church.
(5)	Each of these directors elected to defer their fees and stock awards through our Deferred Payment Plans for Directors.
(6)

Our directors may elect to defer their director’s fees under our Deferred Payment Plans for Directors. Among other options, a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. In addition, deferred fees which would otherwise be paid in the form of shares of our common stock will be automatically converted to phantom stock units under the plans for at least one year. A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the right to receive an actual share of stock or to vote the phantom stock unit. The following directors have the following phantom stock in the Deferred Payment Plans for Directors: Scott M. Jenkins, 5,152 share equivalents; David E. Lees, 5,579 share equivalents; B. Loyall Taylor, Jr., 58,425 share equivalents.

(7)	Includes the value of stock options granted to Mr. Leto in 2008 that were compensation for his additional services as Lead Director in 2008.

Directors Fees

At its first meeting after each annual meeting, the Compensation Committee reviews the components of director compensation and makes recommendations to the full Board of Directors regarding any changes that the committee believes should be made to director compensation. In May 2008, the Compensation Committee reviewed the components of director compensation and recommended, and the full Board approved, effective for the 2008-2009 board cycle, no changes in director compensation other than an increase in the Lead Director’s fee from $15,000 in cash to $20,000 in cash and $10,000 in value of stock options.

Each non-employee director was paid an annual retainer of $12,500 in our common stock, at the market value of the stock on April 28, 2008. We have agreed to pay, and our non-employee independent directors have agreed to accept payment of, their annual $12,500 retainer compensation in the form of our common stock, payable in April of each year at the market value of the stock on the day prior to the day of payment. If all of the Corporation’s non-employee independent directors, including the directors elected at the Annual Meeting, continue this compensation arrangement for their 2009-2010 terms as directors, it is estimated, based on the $20.10 per share market price of the stock on December 31, 2008, that each director will receive 621 shares of our common stock and that the directors, as a group, will receive 4,347 shares of our common stock, as retainer compensation in April 2009.

Each non-employee director was paid a fee of $1,000 for attending each Board meeting, $1,000 for attending the organization meeting, and $1,000 for attending each Executive Committee and Risk Management Committee meeting. A separate fee is not paid to directors for attending a Corporation Board meeting held on a Bank Board meeting day. From time to time, directors may be reimbursed for travel expenses associated with attendance at Board or committee meetings. A $7,500 fee was paid to the Audit Committee Chair in 2008 and a $2,500 fee was paid to each committee chair. We paid the Lead Director additional fees of $20,000 in cash and grants of options for 1,764 of our shares in 2008.

The Corporation pays the directors the $1,000 fee for attending the organization meeting held after the annual meeting. All other director fees are paid by the Bank.

Stock Options

Each non-employee director serving after our 2009 Annual Meeting is eligible to be granted options to purchase 3,500 shares of our common stock. The purchase price of the stock is the fair market value on the day before the day the option is granted. Directors who are elected or appointed to the Board at or before our annual meeting may participate in our existing 2007 Long-term Incentive Plan.

Directors’ Deferred Payment Plans

Under our Deferred Payment Plan for Directors and an identical plan for the Bank (the Plans) a director may defer receipt of a portion or all of the fees paid for service as a director. The Plans are non-qualified plans and the Plans’ funds are held in a trust administered by the Bank’s Wealth Management Division. Under the Plans, a participating director may earn a yield on the deferred director’s fees based on the yield on one or more different investment funds. The investment options include fourteen outside independent mutual funds, a Bryn Mawr Trust brokerage account through which the director may freely select his or her own investments, and an investment based on the change in value of our common stock. A director may change his or her investment options quarterly, except that any fees deferred which would otherwise have been paid in the form of shares of our common stock must remain invested under the Plans in units of phantom stock for one year following the deferral date. All distributions from the deferred account must be in cash or shares of our common stock, as selected by the director. The director’s choice of distribution dates is limited to: (1) the date he or she ceases to serve as a director; (2) his or her sixty-fifth birthday, or (3) up to three years after the date the director ceases to serve as a member of the Board. Payments to the director may be made in annual installments payable for up to ten years or in a single lump sum payment. Upon a director’s death prior to the distribution date, his or her beneficiary will be paid the balance in the director’s account in a single lump sum payment. The Board may amend or terminate the Plans, in whole or in part, without the consent of any director who has deferred compensation into the Plans, but an amendment may not adversely affect the amounts credited to a director’s account before the amendment. The right to receive future payments under our Plans is an unsecured claim against our general assets.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The primary objectives of our compensation policy are:

• To attract and retain highly qualified key executive officers essential to our long-term success;

• To reward properly executive officers for consistent, successful management and for enhancement of shareholder value, and

• To create a performance oriented environment that rewards executive officers on a short-term and long-term basis not only with respect to our goals, but also our performance relative to our peers.

Compensation Philosophy

Our compensation philosophy is to compensate our executive officers for performance. We typically use discretionary bonus awards and equity compensation awards to reward exceptional performance by our executive officers. We also believe we should help our employees, including our executive officers, provide for their retirement security. We do this by providing a 401(k) plan and, for senior officers including named executive officers, supplemental employee retirement plans. These plans also assist us in recruiting and retaining qualified personnel.

The Committee’s Processes

In the annual review of each executive officer’s compensation package, the committee reviews all elements of total compensation for the preceding three years, as well as what the executive officer’s termination compensation would have been under applicable retirement, severance and change in control agreements and the presumed value of unexercised options held by the executive officer. This information also includes gains from prior stock option awards. The committee focuses primarily on the executive officer’s performance in the overall context of the Corporation’s performance. In assessing performance, the committee considers various financial results, including net income, earnings per share, return on assets, and return on equity. In addition, other strategic goals are considered.

The committee also reviews information from other sources, including proxy statements and published reports on the compensation of executive officers of similar sized banks in our geographical area. In 2008, the committee engaged the Smart firm to review the extent to which our executive compensation and benefits are competitive. The committee expects to use the results of its study, along with other factors and considerations, in setting executive benefits and compensation for 2009. For further information on the engagement of the Smart firm, see the portion of the discussion about our Compensation Committee under, “OUR BOARD OF DIRECTORS—Information About Committees of Our Board of Directors” that begins at page 9.

Components of Compensation for 2008

For 2008, the components of executive compensation were:

• Salary;

• Bonus awards;

• Referral fee compensation under company or division incentive plans, in individual cases;

• Long-term equity incentives such as stock options;

• Benefits under retirement plans;

• Term life, health, disability and dental insurance benefits;

• Perquisites in limited cases only; and

• Change in Control/Severance benefits.

Salary

Salary provides the base compensation and is intended to be internally fair among executive officers at the same level of responsibility.

In determining compensation, the committee reviews the performance of each executive officer, including the chief executive officer. In determining salary it also reviews an executive officer’s level of responsibility. The committee reviews the components described above. The committee also takes into account the effects of inflation. For the chief executive officer, the committee considers financial results, organizational development, marketing initiatives, board relations, management development, work on representing us to our customers, clients and the public, and results in developing, expanding and integrating our products and services.

The committee exercises discretion in setting executive officer salaries and may increase or decrease the salary of one or more executive officers based on overall performance factors, both financial and strategic.

Discretionary Annual Bonus

The committee has the authority to award discretionary annual bonuses to our executive officers from a corporate-wide bonus pool under the corporate incentive program. Upon completion of the financial statements at year end, the committee, in its sole discretion, determines the amount available for bonuses. The chief executive officer’s bonus is limited to fifty percent of base salary. Bonuses for the other executive officers are limited to forty-five percent of base salary.

Long-term Equity Incentives

Under our 2004 Stock Option Plan and 2007 Long-Term Incentive Plan, the committee can award stock options, stock grants, performance units, performance shares and restricted stock units, which gives the committee flexibility to establish performance incentives aligned with the bank’s goals. The committee bases its decisions on equity compensation awards to executive officers on its assessments of their individual performance, their expected future performance and a retention incentive. For additional information about the plans, see the discussion under the headings, “EQUITY BASED COMPENSATION—2001, 2004 and 2007 Equity Compensation Plans” beginning at page 24.

Retirement Plans

All employees have the opportunity to participate in the Bryn Mawr Bank Corporation 401(k) Plan. The 401(k) Plan is a defined contribution plan which provides a vehicle for retirement benefits. See page 28 for further description of the 401(k) Plan. All employees are entitled to participate in the 401(k) Plan after six months of employment with at least 500 hours of service.

Certain employees were entitled to participate in our Pension Plan, a defined benefit pension plan which was frozen effective March 31, 2008. No additional employees are permitted to participate in it after March 31, 2008 and none of the participating employees are credited with service or compensation received after March 31, 2008 in calculating their retirement benefits under the plan. For further information on the Pension Plan and the March 31, 2008 freeze, please refer to “RETIREMENT BENEFITS – Pension Plan” beginning at page 29.

We also maintain two supplemental employee retirement plans, called the Supplemental Plans. The combined benefits under these plans are intended to restore the level of retirement benefits that would be provided under our Pension Plan but for its freeze and limitations in the Internal Revenue Code. Our named executive officers are entitled to participate in both of these plans. See further description of these plans in the section titled, “RETIREMENT BENEFITS – Supplemental Employee Retirement Plans” beginning at page 29.

Deferred Bonus Plan for Executives

Under our Deferred Bonus Plan for Executives, our executive officers and other employees who earn in excess of $100,000 annually can defer payment of any bonus which they receive. For additional information regarding this plan, see the discussion under the heading “NONQUALIFIED DEFERRED COMPENSATION—Deferred Bonus Plan for Executives” at page 31. We offer this benefit to attract and retain qualified executive officers.

Company and Division Incentive Plans

We maintain a variety of company-wide and division-specific incentive plans in which various employees are eligible to participate. Our incentive plans are designed to provide incentives to our employees to increase the business and profitability of our company. Named executive officers are eligible to participate in our Share the Client Plan and the Bank’s Wealth Management Division Sales Incentive Plan. Joseph G. Keefer was eligible to participate in 2008 in our Commercial Lending Division Line of Sight Incentive Plan.

Perquisites

It is our general policy not to provide perquisites to executive officers. However, in isolated cases, and where appropriate to achieve our corporate goals, we may agree to give limited perquisites to specific executive officers. Examples of such perquisites could include the payment or reimbursement of moving expenses where required in connection with employment, and financial assistance toward expenses in joining a private club to be used to entertain clients or prospective clients.

Term Life, Health, Disability and Dental Insurance

We provide term life, health, disability and dental insurance to our named executive officers on terms similar to those we provide other employees generally, except as described below in the sections titled “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL – Payments upon” Death and “– Payments upon Disability.” We provide this benefit to attract and retain executive talent.

Severance Benefits/Severance Pay Policy

We provide severance benefits to our executive officers and other employees if their positions are eliminated or if they are terminated involuntarily without cause. We provide this benefit to assist us in recruiting qualified employees. To obtain severance benefits, a terminated employee must execute a release of all claims against us. This protects us from potential liability arising from the termination of employment.

Executive Change in Control Severance Agreements

We also have change in control agreements with each of our named executive officers. The agreements provide for a cash payment of three times the executive’s base salary at the time of a change in control. The agreements also provide for an additional cash payment equal to the difference between the price of our common stock on the date of the change in control and the exercise price of all options held by the executive officer. Upon a change in control, an executive officer is entitled to his or her discretionary bonus, a credit to his or her Supplemental Plan benefit equivalent to three years of additional credited service, and other benefits. See the discussion under the heading “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL” in this Proxy Statement. The benefits payable under the change in control agreements are designed to be competitive with the market and the compensation committee believes that the amount of the benefits is appropriate.

Tax Implications

In evaluating its general strategies relating to equity compensation, severance, change in control benefits, deferred compensation and other executive compensation, the committee routinely considers the tax and accounting implications. Specifically, the committee recognizes the potential limitations Section 162(m) of the Internal Revenue Code can impose on these elements of compensation. Generally, the committee intends to structure our compensation programs, where feasible, to minimize or eliminate the impact of limitations or penalties such as those in Section 162(m). Otherwise, in 2008 the committee did not consider accounting or tax treatments of particular forms of compensation in making compensation decisions.

Analysis of Executive Compensation Actions for 2008

General Factors

In its compensation decisions for 2008, the committee reviewed and considered in determining base salary and bonus of each officer the following general factors: various components of compensation and total compensation received by each executive officer in 2007; results of Mr. Jones’ comparative survey; market conditions; competitive factors within the industry; employee retention; as well as the performance levels of the individual and the Bank, including their role in the organization and scope of responsibility. For more information regarding Mr. Jones’ comparative survey, see the description of the Compensation Committee earlier in this proxy statement.

2008 Salary Decisions

At a January 2008 meeting, the committee met to determine the salary for the chief executive officer for 2008. The committee decided to increase Mr. Peters’ salary by 3.90% for 2008 and in doing so considered, in addition to those general factors set forth in the immediately preceding paragraph, the following material factors specific to Mr. Peters: increases in each of net income, wealth revenue, average loans, average deposits, the implementation of an open architecture investment platform, and his leadership and organizational skills.

In February 2008, Mr. Peters submitted his evaluation of the performance of the other named executive officers and gave his salary recommendations. Based on the general factors set forth above, Mr. Peter’s salary recommendations, and the performance of each named executive officer (including specific accomplishments which are elaborated further below), the committee made the following changes to the salaries of the named executive officers. The committee increased Mr. Smith’s salary by 3.75% and in doing so considered the following material factors specific to Mr. Smith: the

Corporation’s timely and accurate financial reporting, evaluation of the Finance Division, organizational skills, management of the Asset Liability Committee, the Bank’s funding requirements, investor relations, his implementation of accounting development programs. The committee increased Ms. Gers’ salary by 3.85% and in doing so considered the following material factors specific to Ms. Gers: increased new account growth on both consumer and business accounts, developed a marketing program for the open architecture investment platform, managed her division’s expenses including reduction in overtime expense. The committee increased Mr. Keefer’s salary by 3.75% and in doing so considered the following material factors specific to Mr. Keefer: met budget income and expense goals for the Credit Division, increased average loan assets on a year over year basis, maintained 2007 charge off and delinquency amounts at acceptable levels, integrated all aspects of the leasing subsidiary operations into the Bank, continued implementation of the West Chester loan production office, attracted and retained high performance credit professionals. The committee increased Mr. Waschull’s salary by 4.10% and in doing so considered the following material factors specific to Mr. Waschull: selected and implemented an open architecture investment platform system, enhanced the Wealth Management Division sales and marketing program, increased Wealth Division revenue.

August 2008 Equity Compensation Grants

Consistent with our philosophy to reward our executive officers for performance, the committee awarded non-qualified stock options to our executive officers in August 2008. These options are described in the Grants of Plan-Based Awards Table below at page 25 and the accompanying narrative. The five year vesting schedule for these options was selected by the committee based on the future expense and budgetary considerations pursuant to FAS123R. The committee considered our overall financial performance for 2007, the performance of the individual named executive officers discussed above and their expected future performance, as well as the incentive for the named executive officer to remain with us in granting the stock option awards.

2009 Decisions on Bonuses for 2008 Performance

In January 2009, the committee approved a bonus pool for exempt employees, including the named executive officers, in the amount of $461,000, which equates to 2% of the company’s gross salary and benefits of $23 million. The committee then met in February of 2009 to determine how the bonus pool funds should be allocated to the various executive officers. The committee has broad discretion in how it makes its bonus determinations, with no set criterion on which to base its decisions other than the goals that have been set for each individual executive officer’s performance in the prior year.

In making bonus decisions at its February 2009 meeting, the committee took into account many factors including: accomplishments of the individual executive officers against their respective predetermined goals, their leadership and overall contributions to the Bank’s performance, the Bank’s net profit position and overall performance given the challenging economic environment, implementation of key strategic initiatives, favorable balance sheet results, strong regulatory and compliance results, the desired retention of key employees, the successful acquisition of a new corporate subsidiary, leadership and growth in loan portfolios, increases in core transaction accounts, successful branch opening and branch renovations, and the proactive management of the Bank’s asset, liability and capital accounts. Additionally, in Mr. Waschull’s case, the committee took into account the terms of Mr. Waschull’s employment agreement which establishes a minimum bonus for 2008. In instances where an officer failed to meet a specific goal, the committee also took into account facts or circumstances affecting the officer’s ability to reach such goals.

COMPENSATION COMMITTEE REPORT

The committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted:

Andrea F. Gilbert, Chair

Thomas L. Bennett

David E. Lees

Francis J. Leto

B. Loyall Taylor, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the each of the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)	Option Awards ($)(2)	Non- Equity Incen- tive Plan Comp- ensa- tion	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Frederick C. Peters II,	2008	$359,582	$42,000		0	$24,677	0	$97,301	$32,380	(4)	$555,940
Principal Executive Officer	2007	346,083	69,000		0	6,008	0	88,750	6,750		516,591
	2006	333,093	141,564		0	9,782	0	46,957	6,600		537,996

J. Duncan Smith,	2008	202,951	26,500		0	12,341	0	16,194	21,882	(4)	279,868
Principal Financial Officer	2007	195,615	21,500		0	3,004	0	26,608	5,868		252,595
	2006	186,300	45,500		0	0	0	6,381	5,037		243,218

Alison E. Gers,	2008	206,202	20,500		0	12,341	0	23,154	22,743	(4)	284,940
Executive Vice President of the Bank	2007	198,557	21,800		0	3,004	0	31,702	5,957		261,020
	2006	182,696	48,675		0	4,404	0	22,662	5,067		263,504

Joseph G. Keefer,	2008	205,021	20,000	(6)	0	12,341	0	50,802	25,850	(4)(8)	314,014
Executive Vice President of the Bank	2007	197,610	40,500	(6)	0	3,004	0	39,045	4,505		284,664
	2006	181,824	55,000		0	4,404	0	30,672	7,114		279,014

Matthew G. Waschull,(5)	2008	208,201	50,000		0	21,440	0	32,763	20,457	(4)	332,861
Executive Vice President of the Bank	2007	174,616	50,000		0	11,202	0	0	11,615	(7)	247,433
	2006	—	—		—	—	—	—	—		—

(1)

Bonuses were awarded to the named executive officers during the first quarter of 2009. Mr. Waschull’s bonus includes $50,000 that the Corporation agreed to pay him in 2009 in accordance with the terms of his employment.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R.
(3)	The amounts shown in this column are the changes in the pension value for each of the named executive officers.
(4)

The amount shown in this column for the named executive officers includes our matching and discretionary contributions under our 401(k) Plan, our contributions to life, health, dental and disability insurance benefits and flex benefits.

(5)

Mr. Waschull’s employment commenced in February 2007 with an annual base salary of $200,000. Effective January 20, 2009, Mr. Leto took over responsibilities as Executive Vice President of the Wealth Management Division, and Mr. Waschull assumed responsibilities as President and Chief Operating Officer of our wholly owned subsidiary The Bryn Mawr Trust Company of Delaware on a full time basis and will continue as an Executive Vice President of the Bank.

(6)	Includes cash bonus, plus compensation under our Commercial and Real Estate Lending Incentive Plan.
(7)	Includes a $10,000 allowance for moving expenses, which the Corporation agreed to pay in connection with the commencement of his employment.
(8)	In addition to the benefits described in footnote 4 above, this number also includes a payment in the amount of $2,316 as a result of the termination of our post-employment medical benefit program.

Executive Employment Agreement

We entered into an employment agreement with Frederick C. Peters II dated January 11, 2001, (with employment commencing on January 22, 2001) to serve as our President and Chief Executive Officer. The initial term of the employment agreement was three years. If the agreement is not terminated, the employment agreement renews on a rolling two-year basis, so that at all times prior to Mr. Peters attaining age sixty-three, the term of the employment agreement will be two full years. The employment agreement provides for a minimum annual base salary of $225,000. Under his employment agreement, Mr. Peters is also entitled to participate in all of our employee benefit plans and arrangements made generally available to our executives and key management employees.

The employment agreement may be terminated by us upon the disability of Mr. Peters or for cause as defined in the employment agreement. Mr. Peters may voluntarily terminate his employment at any time by giving not less than thirty days prior written notice to us. If we terminate his employment due to his disability, we must continue to pay him his full salary for a period equal to the applicable “elimination period” under any group long term disability insurance provided by us (currently 180 days), or, if we cease to provide group long term disability insurance, we must pay him his full salary through the last day of the month after he receives a notice of termination in accordance with the agreement. If we terminate his employment for reasons other than his disability and other than for cause, Mr. Peters is entitled to receive his full salary, including incentive compensation, through the date of termination and we must pay Mr. Peters an additional amount equal to his annual salary in effect on the date of the termination in bi-weekly installments for two years or until his sixty-fifth birthday, whichever occurs first. If Mr. Peters terminates his employment, he is entitled to receive his full salary through the date of termination.

The employment agreement also contains non-disclosure, non-solicitation and non-competition provisions under which Mr. Peters agrees not to disclose any confidential information, not to solicit our employees or our clients, and agrees not to compete with us, subject to certain conditions in the employment agreement, for a period of two years following his termination of employment within a 100 mile radius of Bryn Mawr, PA.

Executive Bonus Agreement

From February 2007 until January 20, 2009, Matthew G. Waschull served as the Bank’s Executive Vice President – Wealth Management Division. Mr. Waschull continues as an Executive Vice President of the Bank, but as of January 20, 2009, took on the role of President and Chief Operating Officer of our wholly owned subsidiary, The Bryn Mawr Trust Company of Delaware. Mr. Waschull is an at will employee. However, the Bank agreed to award bonuses on a yearly basis to Mr. Waschull of up to $150,000 based on the performance of the Bank’s Wealth Management Division and the overall performance of the Bank. Mr. Waschull is entitled to a minimum bonus of $50,000 payable in 2008 and 2009, respectively, for years 2007 and 2008. He also received a change in control severance agreement on the same terms as our other executive officers.

Company and Division Incentive Plans

We have incentive plans, open to participation among our officers or employees generally, in which one or more of our named executive officers are eligible to participate and earn additional referral or incentive compensation:

Share the Client Plan. This is our internal cross-selling program. It rewards a group or individual for their contribution to the success of other business units. The employees of our Community Banking, Consumer Lending, Mortgage, Brokerage and Insurance divisions are eligible to participate in this plan. Referral goals are set for each business team across all relevant product categories monthly. Payouts are made monthly to an individual if the individual or his or her business unit meets one of the goals.

Wealth Management Division Sales Incentive Plan. Any employee is eligible to participate in this plan. Participants received referral fees quarterly on new immediate fee business and future fee business of our Wealth Management Division if they are employed by us when the compensation is to be paid. No named executive officer received compensation under our Wealth Management Division Sales Incentive Plan in 2008.

Commercial and Real Estate Lending Incentive Plan. Employees in our commercial and real estate lending division are eligible to participate in this plan. This plan is based on growth in average earning assets and loan fees in our commercial and real estate lending division. The incentive plan is tied to the annual business plan in that there is a plan floor below which no incentive would fund. There is no ceiling. The size of the incentive pool is based on the achievement of the group and not the achievement of any one individual. However, individual performance is the determining factor when allocating the pool to employees of the division. Mr. Keefer shared in this incentive plan in 2008.

EQUITY BASED COMPENSATION

2001, 2004 and 2007 Equity Compensation Plans

Our Board adopted and our shareholders approved the Bryn Mawr Bank Corporation 2001 and 2004 Stock Option Plans (these are called the Plans). The Compensation Committee is authorized to grant stock options to our key employees, including our executive officers and our non-employee directors. The committee may grant either incentive stock options or non-qualified stock options. The options are granted in consideration for the services provided to us by the employees and directors. The committee determines when an option is exercisable in whole or in part. The maximum term of an option is ten years from the date the option is granted. The exercise price is the fair market value of a share of our stock. The fair market value is the last sales price as reported by the Nasdaq Global Market on the day preceding the day of the grant. Payment for an option may be made in cash or by the delivery of shares of our common stock with a fair market value as of the exercise date equal to the exercise price of the option being exercised.

Under our 2004 Stock Option Plan, in the event of a change in control, all options granted will immediately vest and become exercisable. This provision was included in our 2004 Stock Option Plan to be consistent with our prior plans and to be competitive in the marketplace.

In April 2007, our shareholders approved the 2007 Long-Term Incentive Plan which broadens the types of awards available from stock options only to stock options, stock appreciation rights, dividend equivalents, performance awards, restricted stock and restricted stock units.

The exercise price of stock options awarded by the committee is the fair market value of a share of our stock. The fair market value is the last sale price as reported by the Nasdaq Global Market on the day preceding the day of the grant. The day preceding the date of the grant is used for determining the exercise price because the committee normally meets early in the morning before the stock market opens. Under our 2007 long-term incentive plan, options become immediately exercisable in full if any of the following happen within two (2) years after the change in control:

•	The participant’s employment is terminated without cause;

•	The participant terminates employment with good reason;

•	The participant’s employment terminates under circumstances that entitle the participant to benefit under the Participant’s change in control agreement.

Under the 2007 long-term incentive plan, outstanding stock options or stock appreciation rights also become immediately exercisable in full:

•	if we are the surviving entity in a merger and do not make any adjustments necessary to preserve the value of participants’ outstanding stock options or stock appreciation rights; or

•	if we are not the survivor and the surviving entity does not assume the obligations under the 2007 long-term incentive plan.

The committee may, in its sole discretion, determine that a cash payment may be made for any outstanding stock options and stock appreciation rights granted under this plan. The amount payable is equal to the excess of the fair market value of a share of common stock prior to the change in control over the exercise price of the stock option or stock appreciation right. If a cash payment is made, each stock option and stock appreciation right terminates and the participant has no further rights except the right to receive the cash payment.

As of December 31, 2008, there was an aggregate maximum of 180,671 shares of common stock available for the grant of options under the 2001 and 2004 Stock Option Plans and the 2007 Long-Term Incentive Plan.

Grants of Plan-Based Awards Table

The Compensation Committee awarded grants in 2008 as set forth in the table below:

Name and Principal Position	Grant date	All Other Option Awards- Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Share)	Grant Date Fair Value of Stock and Option Awards
Frederick C. Peters II,
Principal Executive Officer	8/18/08	18,000	$24.27	$5.27

J. Duncan Smith
Principal Financial Officer	8/18/08	9,000	24.27	5.27

Alison E. Gers
Executive Vice President of the Bank	8/18/08	9,000	24.27	5.27

Joseph G. Keefer
Executive Vice President of the Bank	8/18/08	9,000	24.27	5.27

Matthew G. Waschull
Executive Vice President of the Bank	8/18/08	9,000	24.27	5.27

Each option granted in August 2008 has an exercise price of $24.27 per share, the last sales price reported by the NASDQ Global Market on August 17, 2008. Each of those options vests at the rate of 20% per year beginning August 18, 2009. Each of those options expires on August 18, 2018 if it is not exercised, forfeited or terminated.

Outstanding Equity Awards Table

The following table summarizes the outstanding equity compensation awards of the named executive officers at December 31, 2008. The stock awards columns of the table are not included here because we have not granted any stock awards.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Name & Principal Position	Exercisable		Unexercisable
Frederick C. Peters II, Principal Executive Officer	30,000		0		0	$12.45	4/17/2011
	20,000		0		0	16.25	4/16/2012
	20,000		0		0	18.46	4/15/2013
	4,000		0		0	17.85	5/16/2013
	24,000		0		0	20.47	4/23/2014
	30,000		0		0	18.91	5/12/2015
	24,000		0		0	21.21	12/12/2015
	3,600	(1)	14,400	(2)	0	22.00	8/29/2017
	0		18,000	(3)	0	24.27	8/18/2018

Total	155,600		32,400

J. Duncan Smith, Principal Financial Officer	15,000		0		0	18.91	5/12/2015
	12,000		0		0	21.21	12/12/2015
	1,800	(1)	7,200	(4)	0	22.00	8/29/2017
	0		9,000	(5)	0	24.27	8/18/2018

Total	28,800		16,200

Alison E. Gers, Executive Vice President of the Bank	8,000		0		0	15.15	6/21/2011
	8,000		0		0	18.312	5/17/2012
	9,000		0		0	17.85	5/16/2013
	10,000		0		0	20.47	4/23/2014
	15,000		0		0	18.91	5/12/2015
	12,000		0		0	21.21	12/12/2015
	1,800	(1)	7,200	(4)	0	22.00	8/29/2017
	0		9,000	(5)	0	24.27	8/18/2018

Total	63,800		16,200

Joseph G. Keefer, Executive Vice President of the Bank	2,000		0		0	10.50	5/19/2010
	5,000		0		0	15.15	6/21/2011
	6,000		0		0	18.312	5/17/2012
	9,000		0		0	17.85	5/16/2013
	10,000		0		0	20.47	4/23/2014
	15,000		0		0	18.91	5/12/2015
	12,000		0		0	21.21	12/12/2015
	1,800	(1)	7,200	(4)	0	22.00	8/29/2017
	0		9,000	(5)	0	24.27	8/18/2018

Total	60,800		16,200

Matthew G. Waschull, Executive Vice President of the Bank	1,333	(6)	2,667	(7)	0	23.77	2/5/2017
	1,800	(1)	7,200	(4)	0	22.00	8/29/2017
	0		9,000	(5)	0	24.27	8/18/2018

Total	3,133		18,867

(1) Vested on August 29, 2008.

(2) 3,600 to be vested annually on August 29 of each of 2009, 2010, 2011 and 2012.

(3) 3,600 to be vested annually on August 18 of each of 2009, 2010, 2011, 2012 and 2013.

(4) 1,800 to be vested annually on August 29 of each of 2009, 2010, 2011 and 2012.

(5) 1,800 to be vested annually on August 18 of each of 2009, 2010, 2011, 2012 and 2013.

(6) Vested on February 5, 2008.

(7) 1,333 vested on February 5, 2009 and 1,334 to be vested on February 5, 2010.

Option Exercises and Stock Vested

The following table shows information about exercises of stock options by the named executive officers during 2008. No restricted stock, stock appreciation rights or other equity-based awards were granted to any named executive officers, and none vested in 2008. See the Outstanding Equity Awards Table above with regard to stock options which vested in 2008.

Name and Principal Position	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Frederick C. Peters II, Principal Executive Officer	0	0

J. Duncan Smith, Principal Financial Officer	0	0

Alison E. Gers, Executive Vice President of the Bank	0	0

Joseph G. Keefer, Executive Vice President of the Bank	7,200	$51,854

Matthew G. Waschull, Executive Vice President of the Bank	0	0

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

RETIREMENT BENEFITS

Pension Benefits Table

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of credited service to each named executive officer under our Pension Plan and Supplemental Plans determined using interest and mortality rate assumptions consistent with those used in our financial statements.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frederick C. Peters II, Principal Executive Officer	Pension Plan	8	$182,617	0
	Supplemental Plan I	8	173,963	0
	Supplemental Plan II	8	56,842	0

J. Duncan Smith, Principal Financial Officer	Pension Plan	4	43,711	0
	Supplemental Plan I	4	1,993	0
	Supplemental Plan II	4	9,257	0

Alison E. Gers, Executive Vice President of the Bank	Pension Plan	11	156,132	0
	Supplemental Plan I	11	6,065	0
	Supplemental Plan II	11	18,814	0

Joseph G. Keefer, Executive Vice President of the Bank	Pension Plan	18	253,480	0
	Supplemental Plan I	18	13,465	0
	Supplemental Plan II	18	35,195	0

Matthew G. Waschull, Executive Vice President of the Bank	Pension Plan	2	14,176	0
	Supplemental Plan I	2	—	0
	Supplemental Plan II	2	18,587	0

401(k) Plan

An employee becomes eligible to participate in the 401(k) Plan on January 1, April 1, July 1 or October 1 following six months of service with at least 500 hours of service. A participant may elect to have his/her compensation reduced and contribute the amount of the reduction on his/her behalf to the 401(k) Plan in an amount from 1% to 16% of his/her compensation subject to applicable yearly dollar limitations (catch up contributions are also permitted). Quarterly, we make a dollar-for-dollar matching contribution of up to 3% of each participant’s base compensation. In any 401(k) Plan year we may make contributions to the participants’ discretionary accounts in the 401(k) Plan from our net profits. Employees may invest their account balances in up to fifteen outside independent mutual funds, two collective investment funds administered by the Bank, and an investment based on the change in value of our common stock.

As of December 31, 2008, the 401(k) Plan’s related trust held 127,753 shares of our common stock for the benefit of 158 participants. Each participant may elect to receive payment in cash or our common stock.

On February 12, 2008, the Board authorized amendments to the plan to permit the Corporation, in its discretion, to make a special class of quarterly, immediately vested, nonforfeitable, non-matching contributions as a uniform percentage of each plan participant’s Plan Compensation (as defined in the plan). The authorizing resolution calls these special contributions. The board action also permits management, in its discretion, to determine the amount of Special Contributions, if any, from time to time, up to 3% of employees’ gross compensation. On February 12, 2008, the Board approved a special contribution to the 401(k) Plan equal to 3% of employees’ gross compensation in 2008. The special contribution was made to the 401(k) plan on a quarterly basis beginning in July 2008 for each of the second, third and fourth quarters of 2008.

Pension Plan

Certain of our employees have participated in our Pension Plan, which is a defined benefit, qualified, non-contributory pension plan. The Pension Plan was frozen effective March 31, 2008. No employees can participate in the Pension Plan after March 31, 2008, and that compensation paid to and service completed by all Pension Plan participants after March 31, 2008 will be disregarded in computing accrued benefits under the plan. Benefits under the Pension Plan are paid from a trust and the Bank is the trustee. At retirement, benefits under the Pension Plan are paid monthly. The Pension Plan does not provide for any lump sum payment of benefits unless the present value of accumulated benefits is less than $5,000. The Pension Plan remains adequately funded and while no contribution was required in 2008 based on ERISA funding requirements, a $2 million contribution was made. The net periodic pension cost is computed on the basis of accepted actuarial methods which include the current year service cost and reported in accordance with Generally Accepted Accounting Principles.

Benefits paid by the Pension Plan are based on the participants highest average consecutive five-year annual compensation, in the ten years prior to a participant’s retirement. Annual compensation is the basic rate of salary paid to a participant including bonus, overtime and commissions. The normal retirement age is 65. The participant may elect early retirement at age 55 with fifteen years of service. Under the Pension Plan, the normal retirement benefit at age 65 is equal to the sum of the participant’s past service benefit and future service benefit under the Pension Plan. The past service benefit, for service before 1989 is equal to the greater of a participant’s accrued benefit under the Pension Plan earned through December 31, 1988 or 1.3% of annual average compensation times the years of benefit service before 1989 (with no maximum number of years), plus 0.5% of average annual compensation in excess of covered compensation times the years of benefit service before 1989 (with a maximum of thirty-five years). The future service benefit is 1.3% of average annual compensation times years of benefit service, beginning with 1989 (with no maximum number of years), plus 0.5% of average annual compensation in excess of covered compensation times years of benefit service beginning with 1989 (with a maximum of thirty-five such years minus years of benefit service before 1989). Under the Pension Plan, covered compensation is the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each calendar year in the thirty-five year period ending with the calendar year in which a participant reaches his social security retirement age.

If the participant retires between the ages of 55 and 62, the amount of the benefits is reduced on a sliding scale. For retirement at age 55, the participant is entitled to 62.3% of the accrued benefits. If a participant retires at age 62 the participant is entitled to 100% of the accrued benefit. Credited years of service under the Pension Plan cannot exceed the participant’s actual years of service.

Supplemental Employee Retirement Plans

We maintain two non-qualified, defined benefit pension plans designed to supplement the benefits earned by certain participants under our qualified Pension Plan. These two plans are our Supplemental Employee Retirement Plan and our Supplemental Employee Retirement Plan for Select Executives.

First Supplemental Plan. In January 1989, we adopted the Supplemental Employee Retirement Plan, also called the First Supplemental Plan, which we most recently amended effective January 1, 2009. Federal law places certain limitations on the amount of compensation which can be taken into account and the retirement income that can be paid under a pension plan qualified under the Internal Revenue Code, such as our Pension Plan. The First Supplemental Plan is a non-qualified plan which was adopted to provide the additional benefit to affected Pension Plan participants which would have been provided under the Pension Plan but for those limitations, as well as to take into account bonuses deferred by Pension Plan participants under the Deferred Bonus Plan for Executives, which amounts are not taken into account as compensation under the Pension Plan’s benefit formula. However, the First Supplemental Plan was frozen effective March 31, 2008, consistent with the freeze of the Pension Plan as of that date.

Second Supplemental Plan. Our Board approved the Supplemental Employee Retirement Plan for Select Executives, also known as the Second Supplemental Plan, effective April 1, 2008, for the benefit of ten senior management level officers including our named executive officers. The purpose of the Second Supplemental Plan is to provide its participants with the full level of benefits which would have been provided to them had the qualified Pension Plan not been frozen, and without regard to the limitations on the amount of compensation which can be taken into account and the retirement income which can be provided under a qualified pension plan. The benefit payable to a participant at retirement under the Second Supplemental Plan will be computed under the Pension Plan formula, based on all service and compensation, without regard to the freeze or such limitations, and counting as compensation any bonuses deferred under the Deferred Bonus Plan for Executives, but reduced by the benefits actually accrued by the participant under the frozen Pension Plan and the frozen First Supplemental Plan, and the actuarial equivalent value of the Special Contributions of up to 3% of base salary allocated to the participant under the 401(k) Plan (plus or minus cumulative earnings or losses on those contributions).

None of the named executive officers is currently eligible for early retirement under the Pension Plan or these Supplemental Plans.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows information regarding deferred compensation for the named executive officers under our Deferred Bonus Plan for Executives for the year ending December 31, 2008.

Name and Principal Position	Executive Contributions in 2008 ($)	Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 2008 Year-End ($)
Frederick C. Peters II, Principal Executive Officer	$0	$0	$(34,987)	$0	$68,161	(1)
J. Duncan Smith, Principal Financial Officer	0	0	(3,592)	0	7,412
Alison E. Gers, Executive Vice President of the Bank	0	0	(15,525)	0	106,351
Joseph G. Keefer, Executive Vice President of the Bank	0	0	0	0	0
Matthew G. Waschull, Executive Vice President of the Bank	0	0	0	0	0

(1) Includes the value of 186 phantom stock units held in the Deferred Bonus Plan.

Deferred Bonus Plan for Executives

We provide the Deferred Bonus Plan for Executives to our executive officers and other employees who earn in excess of $100,000 annually as an additional benefit to attract and retain qualified executive officers and employees. Under the Deferred Bonus Plan for Executives, our executive officers and other employees who earn in excess of $100,000 annually can defer payment of any bonus which they receive. This plan is a non-qualified plan. The funds are held in a trust administered by the Bank’s Wealth Management Division. Under the plan, the participating executives may earn yields on their deferred compensation based on the yields on one or more different investment funds. For this purpose, participants may select among up to fourteen outside independent mutual funds and an investment based on the change in value of our common stock. Choosing the latter creates phantom stock. The rates of return provided by the mutual funds for the investment options for the year 2008 ranged from a negative (47.3%) for the large cap value asset category to a positive 7.60% for the intermediate term government asset category. The rate of return on our stock was a negative (9.93%). The rate of return, positive or negative, on the investment options is based on the actual performance of the mutual funds or our common stock. Each executive officer who participates in the plan may defer the receipt of his deferred compensation until (i) January of the following year, (ii) retirement or other separation from employment, or (iii) age 65 if he or she retires at an earlier age under the Pension Plan or the Supplemental Plans. In certain very limited circumstances involving a hardship, as defined in the Deferred Bonus Plan, a participant may request withdrawal of his/her deferred compensation. The right to receive future payments under the plan is an unsecured claim against our general assets.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below summarizes the compensation and benefits for each of our named executive officers in the event of a termination of the named executive officer’s employment. Amounts shown are estimates and the actual amounts to be paid can only be determined at the time of the named executive officer’s termination of employment.

Payments upon Termination for Cause

If we terminate a named executive officer for cause as defined in our incentive compensation plans, then the named executive officer forfeits all vested and unvested stock option awards. Cause means personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, the willful violation of any law, rule or regulation that results in a loss to us or violation of any judicial order or violation of any confidentiality, non-competition or non-solicitation provision in any agreement with us or any of our subsidiaries. Upon termination for cause, the named executive officer is entitled to receive the following amounts:

• Salary through the date of termination.

• Salary in lieu of unused paid time off.

• Amounts contributed and accrued under our Deferred Bonus Plan for Executives.

Payment upon Termination Other Than for Cause

If we terminate a named executive officer for reasons other than cause, or the named executive officer voluntarily terminates employment, then in addition to the amounts identified above under “Payments Upon Termination for Cause,” the named executive officer is entitled to:

• Retain all vested stock options (but unvested options become null and void).

• Severance benefits, if the executive’s position has been eliminated or the executive is terminated without cause. Salary continuation benefits payable to the named executive officers are based on a formula of two weeks’ severance pay for each year of employment, with a minimum of six months’ salary continuation and a maximum of one-year salary continuation. We also continue medical benefits during the period when the salary continuation payments are made. The severance pay policy is not based on merit and does not apply if an executive is terminated for lack of performance. We retain discretion whether to pay these benefits.

If we terminate Mr. Peters’ employment for reasons other than cause (absent a change in control), then he is entitled to receive an amount equal to his full salary in effect on the date of termination in bi-weekly installments for two years or until his 65th birthday, whichever occurs first.

Payments upon Retirement

When the named executive officer retires, in addition to the items identified above, the named executive officer is entitled to the following:

• Vesting of all outstanding options issued pursuant to the 2001 and 2004 Plans, which need to be exercised within one year after retirement (or the expiration of the option period, if shorter). Currently, all outstanding options issued under the 2001 and 2004 Plans are fully vested.

• Outstanding options issued under the 2007 Long Term Incentive Plan will vest pursuant to the respective grant and vesting schedule approved by the Compensation Committee.

Payments upon Death

If a named executive officer dies, then in addition to the benefits listed above under the headings Payments upon Termination other than for Cause and Payments upon Retirement, the named executive officer’s beneficiary will receive a benefit payment under our life insurance plan equal to two times their salary or $200,000, whichever is less.

Pension Plan and Supplemental Plans

If a named executive officer’s employment is terminated, the named executive officer retains the amounts accrued and vested under our Pension Plan and would receive the same pension benefits as would any other employee. The Supplemental Plans provide that, if a named executive officer’s employment is terminated before the earliest of his or her normal retirement date under the Pension Plan (age 65), early retirement date (age 55 with fifteen years of credited service), permanent disability or death, the named executive officer is not eligible for any payments under the Supplemental Plans. However, the change in control agreements we have entered into with our named executive officers may make the executive officer eligible for increased benefits under the Supplemental Plans if employment is terminated within two years after a change in control of the Corporation. Please refer to footnote 3 to the Change in Control Benefits Table below at page 35. The present value of the accumulated benefits under our Pension Plan and Supplemental Plans for each named executive officer is set forth in the Pension Benefits Table above at page 28.

The following table shows the aggregate dollar amounts that would have been paid to each of the named executive officers if his or her employment were terminated as of December 31, 2008 for each of the following reasons (absent a change in control of the Corporation). The table assumes that each officer was also paid all salary and other benefits through the date of termination of employment.

Name and Principal Position	Termination for Cause ($)	Termination Other than for Cause(1) ($)		Voluntary Termination ($)	Death(2) ($)		Disability(3) ($)
Frederick C. Peters II, Principal Executive Officer	$0	$722,795	(4)	$0	$182,617	(8)	$179,791	(13)

J. Duncan Smith, Principal Financial Officer	0	105,107	(5)(6)	0	43,711	(9)	0

Alison E. Gers, Executive Vice President of the Bank	0	106,732	(5)(6)	0	156,132	(10)	0

Joseph G. Keefer, Executive Vice President of the Bank	0	146,966	(5)(7)	0	253,480	(11)	$253,480	(14)

Matthew G. Waschull, Executive Vice President of the Bank	0	106,853	(5)(6)	0	$0	(12)	0

(1) For	cases other than termination due to death or disability.
(2) This

column shows only the cash payments we are obligated to make to an executive on termination for death. Each executive is also entitled to a one-time $200,000 death benefit payable by the insurance provider under term life insurance policies we have purchased for each executive, if he or she dies while employed by us.

(3) This

column shows only the cash payments we are obligated to make to an executive on termination for disability. Each executive is also covered by a disability insurance policy that will pay a benefit of 70% of base monthly salary to a disabled executive. Please refer to the section titled “Payments Upon Disability” at page 34 below for a more complete description of the benefit, which is payable for an indeterminate period.

(4) This

includes the aggregate dollar amount of Mr. Peters’ annual salary in effect on the date of the termination, payable in bi-weekly installments for two years. This severance payment is provided for in Mr. Peters’ employment contract. It also includes medical/dental payments for six months in accordance with our severance policy (see footnote 5).

(5) Severance

and medical/dental payments are calculated in accordance with our policy on severance pay as in effect on December 31, 2008. The policy provides that a decision to pay severance is at our discretion. The amounts we may pay may change at any time, or we may terminate the severance policy at any time.

(6) Includes	severance payments equal to six months of salary, and six months of medical and dental coverage expense (see footnote 5).
(7) Includes	severance payments equal to 36 weeks of salary, and 36 weeks of medical and dental coverage expense (see footnote 5).
(8) In addition

to the $200,000 one-time death benefit described in footnote 2 above, Mr. Peters would be entitled to the listed amount in pension benefit payments that would become payable to Mr. Peters’ wife upon the date Mr. Peters would have turned 65, assuming his wife survives to that date.

(9) In addition

to the $200,000 one-time death benefit described in footnote 2 above, Mr. Smith would be entitled to the listed amount in pension benefit payments that would become payable to Mr. Smith’s wife upon the date Mr. Smith would have turned 65, assuming his wife survives to that date.

(10) In

addition to the $200,000 one-time death benefit described in footnote 2 above, Ms. Gers would be entitled to the listed amount in pension benefit payments that would become payable to Ms. Gers’ husband upon the date Ms. Gers would have turned 65, assuming her husband survives to that date.

(11) In

addition to the $200,000 one-time death benefit described in footnote 2 above, Mr. Keefer would be entitled to the listed amount in pension benefit payments that would become payable to Mr. Keefer’s wife upon the date Mr. Keefer would have turned 65, assuming his wife survives to that date.

(12) In

addition to the $200,000 one-time death benefit described in footnote 2 above, were Mr. Waschull to be married upon his death, the then-accrued pension benefit amount (currently $14,176) would become payable to Mr. Waschull’s wife upon the date Mr. Waschull would have turned 65, assuming his wife survives to that date. As of December 31, 2008, Mr. Waschull was not married.

(13) Represents

the cash payment we are obligated to make, in addition to the disability insurance benefits indicated in footnote 3, equal to Mr. Peters’ full salary for the 180-day elimination period under the disability insurance policy. If we cease to provide long-term group disability insurance, we are only obligated to pay his full salary through the last day of the month after his receipt of a notice of termination.

(14) Represents

the pension benefit payments due to Mr. Keefer, in addition to the disability insurance benefits indicated in footnote 3, upon his total and permanent disability. Mr. Keefer would be eligible to start drawing the pension at age 55, and would be credited with imputed service for purposes of the benefit formula until age 55 as if he had still been working (thereby increasing the benefit amount). Alternatively, Mr. Keefer could elect to defer the pension until age 65, and the imputed service would continue to grow until the earlier of age 65 or the date he ceased to be totally and permanently disabled.

Payments upon Disability

If a named executive officer becomes disabled, then in addition to the benefits listed under the headings Payments upon Termination other than for Cause and Payments upon Retirement, above, the named executive officer will be entitled to a periodic benefit for an indeterminate period equal to 70% of the officer’s base monthly income. Pursuant to the terms of Mr. Peters’ employment agreement, if his employment had terminated on December 31, 2008 due to his disability, he would have been entitled to the payment of his full salary for the 180-day elimination period under the disability insurance policy.

Payments Upon Change in Control

We have entered into change in control agreements with each named executive officer. The agreements contain a double trigger for payments. A change in control must occur and the executive officer must be terminated either (1) without cause by us or (2) by the executive officer for good reason at any time during the two years following the change in control. Change of control is defined under the agreements as (1) the acquisition by any person or group of twenty-five percent or more of our outstanding common stock, or (2) incumbent members of our Board cease to be at least a majority of the Board. Benefits under the change in control agreements are listed in the following table.

Change in Control Benefits(1)

Name	3x salary	Cash payment for options(2)	Discretionary bonus		Present Value of Increased Pension Benefit(3)	Welfare benefits(4) for three years	Unused paid time off	Career counseling services
Frederick C. Peters II, Principal Executive Officer	1,078,746	384,000	42,000		157,570	48,786	12,447	15,000
J. Duncan Smith, Principal Financial Officer	608,852	17,850	26,500		44,310	30,801	17,173	15,000
Alison E. Gers, Executive Vice President of the Bank	618,606	91,940	20,500		49,940	33,105	8,724	15,000
Joseph G. Keefer, Executive Vice President of the Bank	615,063	92,730	20,000	(5)	49,215	34,647	9,068	15,000
Matthew G. Waschull, Executive Vice President of the Bank	624,603	—	50,000		77,610	26,187	16,816	15,000

(1) The

table assumes that a change in control occurred and the named executive officer’s employment with the Corporation terminated as of December 31, 2008. The table further assumes that the Compensation Committee awarded the named executive officer the bonus for the named executive officer’s performance in 2008 listed in the Summary Compensation Table. The table further assumes that the named executive officer does not obtain employment within three years after his or her termination of employment and welfare benefits and outplacement services are not reduced. Because the assumed termination date is December 31, 2008, the named executive officer is assumed to have received all salary through the date of termination and any 401(k) contribution.

(2) Based

on the difference between the price of our common stock on December 31, 2008 of $20.10, the last business day prior to the assumed termination of employment, and the exercise price of the options listed in the Outstanding Equity Awards Table.

(3) Represents

the present value of a non-qualified pension benefit under our Supplemental Plans for three years of credited service. 2008 standard actuarial assumptions were used to calculate the present value of each individual’s increased pension benefit, including a discount rate of 6.00%, assumed retirement age of 65 and the 2008 mortality tables under the Pension Protection Act of 2006.

(4) Welfare

benefits include the cost of continuation of medical, dental, life and disability insurance benefits for 36 whole months after the termination date, on the cost-sharing basis in effect immediately prior to the change of control.

(5) Includes	cash bonus and compensation under our Commercial and Real Estate Lending Incentive Plan.

TRANSACTIONS WITH RELATED PERSONS

Some of our directors and executive officers, members of their immediate families and the companies with which they are associated were our customers and had banking transactions with us in the ordinary course of our business during 2008. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In our opinion, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.

George W. Connell, Jr. was employed by us during 2008 as a Senior Vice President in the Bank’s Wealth Management Division. We paid Mr. Connell total compensation of approximately $146,220 in 2008 which includes salary, commissions, benefits and 401(k) contributions made by the Bank. His father, George W. Connell, Sr., is a holder of more than 5% of our common stock.

Bruce G. Leto, a brother of our director Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to the Corporation and Bank for which the firm received approximately $324,524 in fees during 2008. Bruce Leto’s indirect interest in these fees was approximately $12,195, computed without regard to the amount of profit or loss.

Our written Audit Committee Charter requires our Audit Committee to approve related party transactions. Our written Policy on Related Party Transactions establishes procedures for the Audit Committee’s review and approval of related party transactions other than excepted transactions and preapproved transactions. Transactions available to all employees generally and transactions involving less than $120,000 when aggregated with all similar transactions in any calendar year are excepted transactions. The following types of transactions are preapproved transactions:

•	Compensation payable to directors or officers if reportable under Item 402 of the SEC’s Regulation S-K;

•	Compensation payable to an immediate family member of another director or executive officer, if approved by the Compensation Committee;

•

Transactions with another company (including charitable contributions, grants or endowments to a charitable organization) at which a related person’s only relationship is as an employee (other than executive officer), director or less than 10% owner, if the aggregate amount involved does not exceed $200,000 or 5% of that company’s total revenues; and

•	Routine banking relationships that otherwise comply with banking laws and regulations.

The Audit Committee is to apply the following standards when it reviews related party transactions for approval:

•	Whether the transaction is on terms no less favorable to the Corporation than terms generally available with an unaffiliated third party under similar circumstances;

•	The extent of the related person’s interest in the transaction; and

•	Other factors the committee deems appropriate.

For loan transactions, our written Regulation O Policy requires the Executive Committee to review and approve loan transactions with directors, executive officers and their related interests in accordance with the standards established by Federal Reserve Board Regulation O.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2008, the Audit Committee (i) reviewed and discussed the audited financial statements with our management, (ii) discussed with KPMG LLP (called KPMG), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or supplemented), (iii) discussed the independence of KPMG with KPMG, and (iv) has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (as modified or supplemented). Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2008.

Respectfully submitted:

Scott M. Jenkins, Chair

Francis J. Leto

Britton H. Murdoch

B. Loyall Taylor, Jr.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A proposal will be presented at the Annual Meeting to ratify the January 22, 2009 appointment by the Board of Directors of KPMG LLP (KPMG) as the Corporation’s independent registered public accounting firm for 2009. KPMG served as the Corporation’s independent registered public accounting firm in 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as the independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2009. KPMG audited our financial statements for the fiscal year ended December 31, 2008. A representative of KPMG is expected to be present at the Annual Meeting to answer questions and will have the opportunity to make a statement, if he or she so desires.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed for professional services by KPMG in 2007 and 2008 for these various services were:

	2007	2008

Audit Fees	$331,470	$387,285

Audit Related Fees	56,500	50,440

Tax Fees	50,000	84,000

Total Fees	$437,970	$521,725

Services Provided by KPMG

Audit Fees. These are fees for professional services performed by KPMG in 2007 and 2008 for the integrated audit, including an audit of our financial statements and internal controls over financial reporting, and review of financial statements included in our Form 10-Q and Form 10-K filings. The increase in audit fees from 2007 primarily relate to a mid-year 2008 acquisition.

Audit Related Fees. These are fees for services performed by KPMG in 2007 and 2008 that are reasonably related to the performance of the audit or review of our financial statements. This includes attestations by the independent registered public accounting firm, and consulting on financial accounting/reporting standards. In addition, for 2007 and 2008, KPMG’s services included the audit of the common trust funds managed by the Wealth Management Division.

Tax Fees. These are fees for professional services performed by the independent registered public accounting firm with respect to tax compliance, tax advice and tax planning. This includes preparation of our tax returns and our consolidated subsidiaries; reviews of quarterly tax accruals, tax research and tax advice.

Our Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independence of KPMG and determined that to be the case.

Preapproval of Audit and Non-Audit Services

Under our Audit Committee charter, the Audit Committee is required to preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by the independent registered public accounting firm, subject to the de minimus exception for non-audit services under SEC regulations which are approved by the Audit Committee prior to completion. The Audit Committee may also delegate the ability to preapprove audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting. All services performed by KPMG for us during 2008 were preapproved by the Audit Committee.

In the event the selection of KPMG LLP as our auditor for 2009 is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent registered public accounting firm of the Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION.

PROPOSAL 3 - AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE

1,000,000 SHARES OF PREFERRED STOCK

Our articles of incorporation, as currently in effect, provides that we are authorized to issue up to 100,000,000 shares of capital stock, par value $1.00 per share. At March 5, 2009, we had issued and outstanding 8,610,296 shares of common stock.

On January 22, 2009, our Board of Directors authorized an amendment to ARTICLE 5 of the articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock (the “Preferred Stock Amendment”) and has recommended that the Corporation’s shareholders approve the Preferred Stock Amendment. Shareholders are being asked to approve at the Annual Meeting such amendment to the articles of incorporation.

Purpose and Background

Our articles of incorporation do not presently authorize the issuance of shares other than common stock. Our Board of Directors has unanimously approved a resolution amending the articles of incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock, commonly referred to as “blank check” preferred because the Board of Directors has discretion to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by the Board of Directors from time to time.

The Board’s primary objective in establishing a class of “blank check” preferred stock is to provide maximum flexibility with respect to future financing transactions, including taking advantage of future opportunities to augment our capital in ways other than issuing common stock. Opportunities to raise capital on advantageous terms often arise without much warning and may remain available only for relatively short periods. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In some circumstances, companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock.

If the articles of incorporation are amended to authorize the issuance of “blank check” preferred stock, the Board would have discretion to establish series of preferred stock and the rights and privileges of each series so established, and the holders of our common stock would have no input or right to approve the terms of any such series.

The Corporation has no present agreement to issue any “blank check” preferred stock and has no present intention to do so.

In October and November of 2008, the Corporation conducted an analysis of the terms of the U.S. Treasury’s Troubled Asset Relief Program (which we call TARP) enacted under the Emergency Economic Stabilization Act of 2008. The Corporation’s Board of Directors has elected not to participate in TARP. Absent significant changes to the terms of TARP, the Corporation does not anticipate and has no current plans to issue shares of preferred stock that may be authorized pursuant to this Proposal 3 in connection with TARP.

Certain Effects of Preferred Stock Issuance Upon Holders of Common Stock

If the articles of incorporation are amended to authorize the issuance of preferred stock, the board of directors will have the authority to establish series of preferred stock and the rights and privileges of each series so established, including establishing the number of shares constituting a series, dividend rights (including preferential rights to dividends), voting rights, conversion or exchange rights, redemption rights, sinking fund provisions, and rights in the event of voluntary or involuntary liquidation or dissolution (including preferential rights to payments in the event of dissolution or liquidation).

Preferred stock terms available from sophisticated investors in the capital markets may have the following types of significant effects on holders of common stock, depending on the terms negotiated for an issuance of preferred stock:

Restrictions on Common Stock Dividends. Preferred stock terms often require that, so long as any preferred shares are outstanding, no dividends may be declared or paid on shares of common stock unless all accrued and unpaid dividends for all past dividend periods on the preferred shares are fully paid. Increases in common stock dividend rates may also be included.

Restrictions on Common Stock Repurchases. Preferred stock terms can require that, unless the preferred shares have been redeemed or other conditions satisfied, the issuer may not redeem any shares of common stock, other capital stock, trust preferred securities or equity securities other than the preferred shares without the consent of the holders of preferred shares.

Liquidation Preference of Preferred Shares. Preferred stock is issued with a stated liquidation preference. In the event the issuer were to voluntarily or involuntarily liquidate, dissolve or wind up its affairs, holders of preferred shares would receive the fixed liquidation preference amount (plus any accrued and unpaid dividends if the preferred stock is cumulative) out of any assets available for distribution to shareholders before any distribution is made to holders of common stock or to any other shares ranking junior as to distributions to the preferred shares.

Voting Rights. Preferred shares may not have voting rights, except for class voting rights on matters such as (i) authorization or issuance of shares ranking senior to the preferred shares, (ii) any amendment that adversely affects the rights of the preferred shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the preferred shares. Sometimes preferred shares will give their holders contingent rights to elect one or more directors if certain adverse circumstances occur.

Potential Anti-Takeover Effect

The Preferred Stock Amendment as proposed could adversely affect the ability of third parties to take over or change the control of the Corporation by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another company.

The ability of our Board of Directors to establish the rights of, and to cause the Corporation to issue, substantial amounts of preferred stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of the Corporation or to dilute the stock ownership of holders of common stock seeking to obtain control of the Corporation. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Corporation. The Corporation has no present plans to issue any shares of preferred stock.

Proposed Amendment

We propose that the text of ARTICLE 5 of our articles of incorporation be deleted and replaced in its entirety with the following:

ARTICLE 5

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 101,000,000 shares, divided into two classes consisting of 100,000,000 shares of common stock, par value $1.00 per share (“Common Stock”) and 1,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine (“Preferred Stock”). The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

Vote Required and Board of Director’s Recommendation

The affirmative vote of a majority of all votes cast, in person or by proxy, is required for approval of this proposal. Under Pennsylvania law, abstentions and broker non-votes, if any, will have no effect on determining whether the Proposal has received the requisite number of affirmative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO PERMIT ISSUANCE OF PREFERRED STOCK.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of their holdings of our common stock with the SEC and with the Nasdaq Global Market on which our common stock is traded. Based on our records and other information available to us, we believe that no person who, at any time during the fiscal year ended December 31, 2008, was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Corporation registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed on Forms 3, 4 and 5 and amendments thereto, reports required by Section 16(a) of the Exchange Act during that or prior fiscal years except as may have previously been disclosed.

OTHER BUSINESS

Management does not know at this time of any other matter which will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the Annual Meeting, the proxies will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2010

Any shareholder desiring to submit a proposal to us for inclusion in the proxy statement for our 2010 annual meeting of shareholders must submit the proposal or proposals in writing to us before November 18, 2009. Any such proposal and our obligation, if applicable, to include it in our proxy statement will be subject to Rule 14a-8 of the rules and regulations of the SEC. Shareholder proposals for nominees for directors must be submitted to the Chair, Nominating and Corporate Governance Committee, Board of Directors, Bryn Mawr Bank Corporation, P.O. Box 351, Bryn Mawr, PA 19010-3396. Any other proposal or proposals should be submitted by certified mail-return receipt requested to the attention of Robert J. Ricciardi, our Secretary, at our executive office at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. If a shareholder notifies us after February 1, 2010, of an intent to present a proposal at the 2010 annual meeting, in accordance with Rule 14a-4 under the Exchange Act, we will have the right to exercise our discretionary voting authority on that proposal without including information about the proposal in our proxy materials.

ADDITIONAL INFORMATION

A copy of our Annual Report for the fiscal year ended December 31, 2008, containing, among other things, financial statements examined by our independent registered public accounting firm, was mailed with this proxy statement on or about March 18, 2009, to the shareholders of record as of the close of business on March 5, 2009.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from our Secretary, Robert J. Ricciardi, 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.bmtc.com on the Investor Relations – SEC Filings page and clicking on Latest 10-K.

By Order of the Board of Directors of Bryn Mawr Bank Corporation

ROBERT J. RICCIARDI
Secretary

APPENDIX A

BRYN MAWR BANK CORPORATION

AUDIT COMMITTEE CHARTER

Composition

The Audit Committee (the “Committee”) of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company (the “Corporation”) is appointed annually by the Corporation’s and the Bank’s Boards of Directors (the “Board”) and is comprised of not less than three (3) independent directors. All members of the Committee shall be independent directors under the standard proposed by the National Association of Securities Dealers (NASDAQ). All members shall meet the experience requirements of NASDAQ and at least one member, if practicable, shall be a financial expert as defined by the rules of the Securities and Exchange Commission (“SEC”).

Purpose

The purpose of the Committee shall be to assist the Board in monitoring: the integrity of the financial statements of the Corporation; the Corporation’s compliance with legal and appropriate regulatory requirements; the independence and qualifications of the independent auditor, and the performance of the Corporation’s internal audit function and independent auditors.

Authority and Responsibility

The Committee shall recommend, for share owner approval, the independent auditor to examine the Corporation’s accounts, controls, and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor. The foregoing requirement is subject to the exception for non-audit services constituting not more than 5% of all auditing revenues paid during the fiscal year; not initially recognized to be non-audit services, and promptly brought to the attention of the Committee and approved prior to completion. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approval shall be presented to the full Committee at its next scheduled meeting.

The Committee will meet as often as it deems necessary, but not less frequently than quarterly with management, with the corporate audit staff and also with the Corporation’s independent auditors. The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms. The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, shall:

•

Discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NASDAQ requirements. Review with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K and determine that the independent auditor is satisfied with the disclosure, content and quality of the financial statements to be filed with the SEC and to be presented to the shareholders in the Corporation’s Annual Report to the shareholders.

•

Discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies prior to release.

•

Discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response thereto and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

•

Review and approve the internal audit staff functions, including: (i) purpose, authority and objectivity (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, and compensation of the Senior vice president and Auditor, and annually evaluate the performance of the Senior Vice President and Auditor.

•

Review, with the Executive Vice President and Chief Financial Officer, the Senior Vice President and Auditor, and the independent auditor, or such others as the Committee deems appropriate, the Corporation’s internal system of controls and the results of internal audits.

•

Review and discuss periodic reports from the independent auditors on: all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1.

•

Obtain from the independent auditor assurance that the independent auditor has complied with Section 10 A (b) of the Exchange Act which requires the independent auditor to report to the Committee any illegal act which it detects or otherwise becomes aware of during the course of its audit.

•	Prepare and publish an annual committee report in the Corporation’s proxy statement.

•	Recommend to the Board policies for the hiring of employees or former employees of the Corporation’s independent auditor.

•	Insure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner for reviewing the audit as required by law.

•

Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

•

Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Corporation and to approve all related party transactions.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall make such other recommendations to the Board on such matters as may come to its attention and which, at its discretion, warrant consideration by the Board.

Limitations

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REVOCABLE PROXY

Bryn Mawr Bank Corporation

ANNUAL SHAREHOLDERS’ MEETING APRIL 22, 2009

Proxy is Solicited on Behalf of the Board of Directors of Bryn Mawr Bank Corporation

The undersigned shareholder(s) of Bryn Mawr Bank Corporation (the “Corporation”) hereby appoints, J. Duncan Smith and Geoffrey L. Halberstadt as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote all the shares of stock of the Corporation held of record by the undersigned on March 5, 2009, at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 A.M. on April 22, 2009, at St. Davids Golf Club, (see map on reverse side) 845 Radnor Street Road, Wayne, Pennsylvania, and at any adjournment or postponement thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PAID ADDRESSED ENVELOPE.

(OVER TO VOTE FOR THE PROPOSAL)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments

P.O. BOX 3550

(Mark the corresponding box on the reverse side)

SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

A special invitation to all shareholders . . .

For 120 years, Bryn Mawr Trust has been serving the financial needs of individuals, families, professionals and businesses who want friendly, personal attention. We offer a complete array of both personal and business banking services. Our loan officers and commercial banking specialists are second to none. We continue to be one of the area’s premier providers of wealth management services.

We invite you to view Bryn Mawr Trust as not only an investment, but as a resource for achieving your financial goals. Please allow us to help with your estate, trust, money management, or financial planning needs.

Call me directly at 610-581-4800 to discuss your particular requirements. I will be happy to introduce you to the professional or team of professionals who can best provide you with the high quality of service that you deserve.

Sincerely,

Chairman and Chief Executive Officer

40724

Please indicate below your vote for the following proposals:

WITHHOLD

FOR AUTHORITY *EXCEPTIONS

1. ELECTION OF DIRECTORS

To vote for the election of all nominees below.

NOMINEE CLASS III – TERM TO EXPIRE IN 2013:

01 Wendell F. Holland

02 Frederick C. Peters II

03 David E. Lees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Please mark your votes as indicated in this example X

FOR AGAINST ABSTAIN

2. CONFIRMATION OF AUDITORS:

To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Bryn Mawr Bank Corporation for the fiscal year ending December 31, 2009.

3. AMENDMENT OF ARTICLES OF INCORPORATION:

To approve an amendment to Bryn Mawr Bank Corporation’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock.

This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. In the absence of other directions, this proxy will be voted for Proposals 1, 2 and 3 and upon such other matters as may properly come before the meeting in accordance with the best judgement of the Proxies.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by an authorized person. If a limited liability company, please sign company name by an authorized person.

Mark Here for Address Change or Comments

SEE REVERSE

Signature(s) Signature(s) Date , 2009

FOLD AND DETACH HERE

From turnpike at Valley Forge Exit – Exit at route 202 South to Swedesford Road exit. Make left onto Swedesford Road.

Make a left on Old Eagle School then a left on Upper Gulph Road. Follow approximately a 1/4 mile to Radnor Road and make a right. Follow for about a 1/4 mile and the Club entrance is on the left just before the Valley Forge Military Academy Chapel.

From Schuykill Expressway (Route 76) – Take Blue Route (476) South then follow directions for Blue Route going South.

From Blue Route (Route 476) going South –Take the St. Davids/Villanova exit (13) make a right onto Route 30 and an immediate left onto King of Prussia Road. Follow King of Prussia Road to the third light (Eagle Road). Make a left and follow Eagle Road up to the next light (Radnor Street Road) and make a right. Follow for about an 1/8 mile and the Club entrance is on the right just past the Valley Forge Military Academy Chapel.

This proxy statement and the Corporation’s annual report to security holders are available at www.bmtc.com.

St David’s Golf Club

Bryn Mawr Bank Corporation

From Blue Route (Route 476) going North – Take the St. Davids/Villanova exit (13) and cross over Route 30 onto King of Prussia Road. Follow King of Prussia Road to the third light (Eagle Road). Make a left and follow Eagle Road up to the next light (Radnor Street Road) and make a right. Follow for about an 1/8 mile and the Club entrance is on the right just past the Valley Forge Military Academy Chapel.

From Lancaster Avenue (Route 30) – Traveling east, turn left in Strafford at Eagle Road (Spread Eagle Village, Mobile Station). Follow through one flashing light to second traffic light (Radnor Street Road). Turn left (you will see sign for Valley Forge Military Academy). Club is approximately 1/8 mile on right side.

From Lancaster Avenue (Route 30) – Traveling west, turn right at King of Prussia Road (just past Blue Route overpass). Go to third traffic light, about one mile, turn left on Eagle Road. Go about 3/4 mile to first traffic light. Turn right past Valley Forge Military Academy to club entrance 1/4 mile on right.

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